Exhibit 10.21

GNC ACQUISITION HOLDINGS INC.

PREFERRED STOCK OPTION AGREEMENT

AGREEMENT (“Agreement”), dated and effective as of May 26, 2009 (the “Grant Date”), by and between GNC Acquisition Holdings Inc., a Delaware corporation (the “Company”) and David Berg (the “Executive”).

Preliminary Statement

The Committee has authorized this grant of an Option (as defined below) on the Grant Date to purchase the number of shares of the Company’s Series A Cumulative Preferred Stock, par value $0.001 per share (the “Preferred Stock”), set forth below to the Executive, as an employee of the Company or an Affiliate (collectively, the Company and all Affiliates of the Company shall be referred to as the “Employer”).  Although the Option is not being granted under the GNC Acquisition Holdings Inc. 2007 Stock Incentive Plan (the “Plan”), except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Executive.  By signing and returning this Agreement, the Executive acknowledges having received a copy of the Plan and agrees to comply with this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.             Tax Matters.  No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

2.             Grant of Option.  Subject in all respects to the terms and conditions set forth herein, the Executive is hereby granted an option to purchase from the Company 6,375 shares of Preferred Stock (the “Initial Option”), and an additional option to purchase from the Company 6,375 shares of Preferred Stock (the “Additional Option” and together with the Initial Option, the “Option”).

3.             Price.  The Option shall have a price per share of $5.00 plus accrued and unpaid dividends on the shares of Preferred Stock underlying the Option to the date of purchase (the “Option Price”).

4.             Exercise.  (a). The Option shall vest and become exercisable as provided below.  To the extent that the Initial Option and Additional Option become exercisable with respect to a number of shares of Preferred Stock as provided below, the Initial Option or Additional Option, as applicable, may thereafter be exercised by the Executive, in whole or in part, within 7 days of the Initial Vesting Date and Additional Vesting Date, respectively (each as defined below).  If the Initial Option is not exercised within 7 days of the Initial Vesting Date, the Initial Option shall expire and if the Additional Option is not exercised within 7 days of the Additional Vesting Date, the Additional Option shall expire. The Option shall be exercised as provided herein, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Preferred Stock underlying the portion of the Option exercised.  Upon expiration of the Option, the Option shall be canceled and no longer exercisable.  The following table indicates each date upon which the Option shall vest and the percentage of the Option that the Executive shall be entitled to exercise on such date, provided that the Executive has not had a Termination prior to the applicable vesting date:

Initial Vesting Date-Initial Option	Percent Vested
August 31, 2010	100%

Additional Vesting Date-Additional Option	Percent Vested
August 31, 2011	100%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

(b)           Notwithstanding the foregoing, the Executive may not exercise the Option unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and the Executive may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

(c)           In the event that the Executive engages in Detrimental Activity prior to the exercise of the Option, the Option shall terminate and expire as of the date the Executive engaged in such Detrimental Activity.  As a condition of the exercise of the Option, the Executive shall be required to certify (or be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Executive is in compliance with the terms and conditions of this Agreement and that the Executive has not engaged in, and does not intend to engage in, any Detrimental Activity.  In the event the Executive engages in Detrimental Activity during the one year period commencing on the date the Option is exercised, the Company shall be entitled to recover from the Executive at any time within one year after such exercise, and the Executive shall pay over to the Company, an amount equal to any gain realized as a result of the exercise of the Option (whether at the time of exercise or thereafter).  In the event that the provisions of this Section should ever be deemed to exceed the limitations permitted by applicable laws, the Executive and Company agree that such provisions shall be reformed to the maximum limitations permitted by the applicable laws.

5.             Option Term.  The term of the (i) Initial Option shall be until September 7, 2010 and (ii) the Additional Option shall be until September 7, 2011, after which time the Initial Option and Additional Option shall terminate, as applicable, subject to earlier termination in the event of the Executive’s Termination as specified in Section 6 below.

6.             Termination.

(a)           The Option, to the extent vested at the time of the Executive’s Termination, shall remain exercisable to the extent provided in Section 13 of this Agreement.

(b)           If the Option is not vested as of the date of the Executive’s Termination for any reason, the Option shall terminate and expire as of the date of such Termination.

7.             Company Call Rights; Restrictions on Transfer.  The Option, and any shares of Preferred Stock that the Executive acquires upon exercise of the Option, shall be subject to the Company call rights and restrictions on transfer (including the Company’s right of first refusal) set forth in Section 18 herein.  To ensure that the shares of Preferred Stock issuable upon exercise of the Option are not transferred in contravention of the terms of this Agreement, and to ensure compliance with other provisions of this Agreement, the Company may deposit the certificates evidencing the shares of Preferred Stock issued upon the exercise of the Option with an escrow agent designated by the Company.

8.             Securities Representations.  Upon the exercise of the Option prior to the registration of the Preferred Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Executive shall be deemed to acknowledge and make the representations and warranties as described below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Preferred Stock by the Company shall be made in reliance upon the express representations and warranties of the Executive.

(a)           The Executive is acquiring and will hold the shares of Preferred Stock for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)           The Executive has been advised that (i) the shares of Preferred Stock have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of the shares of Preferred Stock is to be effected (it being understood, however, that the shares of Preferred Stock are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act), and (ii) the shares of Preferred Stock must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Executive obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required.  In connection with the foregoing, the Company is relying in part on the Executive’s representations set forth in this Section.  The Executive further acknowledges and understands that the Company is under no obligation hereunder to register the shares of Preferred Stock.

(c)           The Executive is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.  The Executive acknowledges that he is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d)           The Executive will not sell, transfer or otherwise dispose of the shares of Preferred Stock in violation of this Agreement, Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws. The Executive agrees that he will not dispose of the Preferred Stock unless and until he has complied with all requirements of this Agreement applicable to the disposition of the shares of Preferred Stock.

(e)           The Executive has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the shares of Preferred Stock, and the Executive has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Preferred Stock.

(f)            The Executive is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Executive is able, without impairing his financial condition, to hold the shares for an indefinite period and to suffer a complete loss of his investment in the Preferred Stock.

9.             Rights as a Stockholder.  The Executive shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Executive has become the holder of record of such shares and become a party to the Stockholders Agreement governing such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in this Agreement.

10.           Changes.

(a)           The existence of this Agreement and the Option granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Preferred Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 10 Event (defined below) or (vii) any other corporate act or proceeding.

(b)           In the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, or other change in capital structure of the Company, or an extraordinary cash dividend (a “Section 10 Event”) then the number and kind of shares to be issued upon exercise of the Option and the exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Executive.  Any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and the Executive and the Executive’s respective heirs, executors, administrators, successors and assigns; provided, however, that it is intended that any such adjustments shall be effected in a manner that complies with Code Section 409A (as defined below).  In connection with (i) the sale of substantially all of the assets of the Company, (ii) the sale of50% or more of the shares of voting stock of the Company or, (iii) the replacement of a majority of the Board during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election (collectively, “Change in Control”), the Committee may provide, in its sole discretion, for the cancellation of the Option and the payment in cash or other property in exchange therefore, which consideration, in the event the exercise price of the Option is equal to, or less than, the Fair Market Value of the Option, may be zero.  For purposes of this Agreement, the “Fair Market Value” of the Preferred Stock shall be determined by the Committee in good faith in its sole and absolute discretion.  Except as provided in this Section 10, the Executive shall have no rights by reason of any issuance by the Company of any class of securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c)           Fractional shares of Preferred Stock resulting from any adjustment of the Option pursuant to Section 10(a) or (b) of this Agreement shall be eliminated at the time of such adjustment by rounding down for any fractional shares.  No fractional shares of Preferred Stock shall be issued. Notice of any adjustment shall be given by the Committee to the Executive and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes.

11.           Method of Exercise.  To the extent vested, the Option may be exercised in whole or in part at any time and from time to time during the Option term by giving written notice of exercise to the Company specifying the number of shares of Preferred Stock to be acquired.  Such notice shall be accompanied by payment in full of the purchase price in cash or bank draft or money order payable to the order of the Company.  No shares of Preferred Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

12.           Non-Transferability.  Except as otherwise specifically provided herein, the Option shall not be Transferable by the Executive otherwise than by will or by the laws of descent and distribution.  The Option shall be exercisable, during the Executive’s lifetime, only by the Executive or Executive’s legal guardian or legal representative.  Any attempt to Transfer any such Option other than in accordance with the provisions of Section 18(b), or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall be void and immediately cancelled. The Option shall not be subject to the debts, contracts, liabilities, engagements or torts of the Executive, or execution, attachment or similar process for or against the Executive, nor may it be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein).

13.           Termination.

(a)           In the event of Executive’s Termination by reason of death or Disability voluntary Termination by the Executive (other than a voluntary termination described in Section l3(b)), or involuntary Termination without Cause, the Option, to the extent vested and exercisable at the time of the Executive’s Termination, may be exercised by the Executive (or, in the case of death, by the legal representative of the Executive’s estate) at any time from the date of such Termination, but in no event beyond the expiration of the stated term of the Option.

(b)           In the event of Executive’s Termination for Cause or a voluntary Termination by the Executive after the occurrence of an event that would be grounds for a Termination for Cause, the Option, whether vested or not vested, shall thereupon terminate and expire as of the date of such Termination.

14.           Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made to the Executive, or to otherwise require, prior to the issuance or delivery of any shares of Preferred Stock or the payment of any cash hereunder, payment by the Executive of, any Federal, state or local taxes required by law to be withheld.  Any statutorily required withholding obligation may be satisfied, subject to the advance consent of the Committee, by reducing the number of shares of Preferred Stock otherwise deliverable or by delivering shares of Preferred Stock already owned.  Any fraction of a share of Preferred Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Executive.

15.           Governing Law.  The Agreement and the actions taken in connection herewith shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

16.           Other Benefits.  The Option shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

17.           Change in Control Provisions.  Except as otherwise provided by the Committee, in the event of a Change in Control of the Company after the Grant Date, the Committee may, but shall not be obligated to:  (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of the Option; or (ii) cancel the Option for fair value (as determined in good faith by the Committee) which, in the case of the Option, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Preferred Stock (or, if no consideration is paid in any such transaction, the Fair Market Value of the shares of Preferred Stock subject to the Option) over the aggregate exercise price of the Option; or (iii) provide for the issuance of a substitute option that will substantially preserve the otherwise applicable terms of the Option as determined by the Committee in its sole discretion.

18.           Company Call Rights/Rights of First Refusal.

(a)           Company Call Rights.  (i) In the event of the Executive’s Termination for Cause or the Executive’s voluntary Termination other than pursuant to Section 18(a)(ii) below or the discovery that the Executive’s engaged in Detrimental Activity, the Company may at any time within 180 days of the date of Termination repurchase (or may cause its designee to repurchase) from the Executive (or his or her transferee) any shares of Preferred Stock previously acquired by the Executive through the exercise of the Option at a repurchase price equal to the lesser of (A) the Purchase Price of such shares or (B) the Fair Market Value of such shares of Preferred Stock on the date of Termination.

(ii)           In the event of a Termination for any reason, including Termination due to retirement, death, Disability or involuntary termination without Cause, but other than for Cause or on account of the Executive’s voluntary Termination, (i) the Company may at any time within 180 days of the date of Termination repurchase (or may cause its designee to repurchase) from the Executive (or his or her transferee) any shares of Preferred Stock acquired by the Executive through the exercise of the Option on or prior to the date of his or her Termination at a repurchase price equal to the Fair Market Value on the date of Termination and (ii) the Company may at any time within 60 days of the date of Termination (A) repurchase (or may cause its designee to repurchase) from the Executive the outstanding vested portion of the Option based on the difference between the exercise price of a share of Preferred Stock relating to such Option and the Fair Market Value of a share of Preferred Stock on the date of Termination or (B) repurchase (or may cause its designee to repurchase) from the Executive (or his or her transferee) any shares of Preferred Stock acquired by the Executive through the exercise of the Option after the date of Termination at a repurchase price equal to the Fair Market Value on the date of repurchase.  Notwithstanding the foregoing, if the Company elects to exercise its right to repurchase shares of Preferred Stock pursuant to Section 18(a)(ii)(B) within 5 days of the applicable exercise date, in lieu of such exercise and repurchase, the Company will repurchase the number of shares to be purchased pursuant to such written notice of exercise based on the difference between the exercise price of a share of Preferred Stock relating to the Option and the Fair Market Value of a share of Preferred Stock on the date of Termination.

(iii)          To exercise the call rights under this Section 18, the Company (or its designee) shall deliver a written notice to the Executive setting forth the securities to be repurchased and the applicable purchase price thereof, and the date on which such repurchase is to be consummated, which date shall be not less than 15 days or more than 30 days after the date of such notice (provided, that such period shall be extended at any time when repurchase by the Company is prohibited pursuant to (i) any applicable law or (ii) any debt instrument of the Company or any of its Affiliates or (iii) would result in adverse accounting consequences for the Company).

(iv)          At such closing, the Company will pay the Executive the repurchase price as specified in this Section 18 in cash, or by cancellation of indebtedness of the Executive to the Company.

(b)           Transfer Limit.  (i) Restrictions on Transfer.  The Executive shall not, directly or indirectly Transfer any shares of Preferred Stock acquired through the exercise of the Option prior to the Executive’s Termination and expiration of the applicable time periods provided in Sections 18(a)(i) and (ii) hereof (the “Transfer Restriction Period”). Notwithstanding the foregoing, the Executive shall have the right to Transfer such shares of Preferred Stock to a Permissible Transferee who takes the shares subject to the terms of this Agreement provided that such Transfer shall not be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.

(ii)           Right of First Refusal.  After the Transfer Restriction Period, the Executive shall not Transfer any Preferred Stock acquired through the exercise of the Option under the Agreement to any Person other than a Permissible Transferee unless in each such instance the Executive (or his or her estate or legal representative) shall have first offered to the Company the Preferred Stock proposed to be Transferred pursuant to a bona fide offer to a third party.

(iii)          Notice of Proposed Transfer.  Prior to any proposed Transfer of the Preferred Stock acquired through the exercise of the Option under this Agreement, the Executive shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed Transfer, including the number of shares of Preferred Stock, the name and address of the proposed Transferee (the “Proposed Transferee”) and, if the Transfer is voluntary, the proposed Transfer price, and containing such information necessary to show that the Executive has obtained a bona fide binding offer to Transfer the Preferred Stock for cash from a third party.  The Executive shall provide a separate Transfer Notice with regard to each Proposed Transferee.  The Transfer Notice shall be signed by both the Executive and the Proposed Transferee and must constitute a binding and unconditional commitment of the Executive and the Proposed Transferee for the Transfer of the Preferred Stock to the Proposed Transferee for cash subject only to the right of first refusal specified herein.

(iv)          Bona Fide Transfer.  If the Company determines that the information provided by the Executive in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary Transfer, the Company shall give the Executive written notice of the Executive’s failure to comply with the procedure described herein, and the Executive shall have no right to Transfer the Preferred Stock without first complying with this procedure.  The Executive shall not be permitted to Transfer the Preferred Stock if the proposed Transfer is not bona fide.

(v)           Exercise of Right of First Refusal. If the Company determines the proposed Transfer to be a bona fide Transfer, the Company shall have the right to repurchase all or any part of the shares of Preferred Stock at the proposed Transfer price per share, by delivering to the Executive (or his estate or legal representative) written notice of such exercise within 30 days after the date the Company has determined that the proposed Transfer is bona fide.  The Company’s exercise or failure to exercise the right of first refusal with respect to any proposed Transfer described in a Transfer Notice shall not affect the Company’s right to exercise the right of first refusal with respect to any proposed Transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Executive or issued by a person other than the Executive with respect to a proposed Transfer to the same Proposed Transferee.  If the Company exercises the right of first refusal, the Company and the Executive shall thereupon consummate the sale of the Preferred Stock to the Company within five days after the date the Company has decided to exercise the right of first refusal described herein (unless a longer period is offered by the Proposed Transferee).  For purposes of the foregoing, cancellation of any indebtedness of the Executive to the Company shall be treated as payment to the Executive in cash to the extent of the unpaid principal and any accrued interest canceled.

(vi)          Failure to Exercise Right of First Refusal.  If the Company fails to exercise the right of first refusal with respect to any share of Preferred Stock within the period specified in subsection (b)(v) above, and the Company has not given notice to the Executive that the proposed Transfer is not a bona fide Transfer pursuant to subsection (b)(iv) above, the Executive may conclude a Transfer to the Proposed Transferee of the Preferred Stock on the terms and conditions described in the Transfer Notice, provided such Transfer occurs not later than five days after the date the Company has determined not to exercise the right of first refusal described herein.  The Company shall have the right to demand further assurances from the Executive and the Proposed Transferee (in a form satisfactory to the Company) that the Transfer of the Preferred Stock was actually carried out on the terms and conditions described in the Transfer Notice.  No Preferred Stock shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed Transfer as bona fide.  Any proposed Transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed Transfer by the Executive (or his or her estate or legal representative), shall again be subject to the right of first refusal and shall require compliance by the Executive with the procedure described in this Section 18.

(vii)         Assignment of Right of First Refusal.  The Company shall have the right to assign the right of first refusal at any time, whether or not there has been an attempted Transfer, to one or more persons as may be selected by the Company, from time to time.

(viii)        Application to Transferees.  This Section 18 shall apply to any Permissible Transferee in the same manner as it applies to the Executive.

(c)           Alternative Call Rights and Rights of First Refusal.  If the Executive executes a stockholder’s agreement (or similar agreement) that provides call rights and/or rights of first refusal or rights of first offer, the provisions in the stockholder’s agreement (or similar agreement) shall control to the extent they are inconsistent with this Section 18.

19.           Entire Agreement.  This Agreement and the Employment Agreement, dated May 26, 2009 between the Executive and the Company contain the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein) and supersedes any prior agreements between the Company and the Executive with respect to the subject matter hereof.

20.           Notices.  Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

GNC Acquisition Holdings Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Gerald Stubenhofer, Esq.

with copies (which shall not constitute notice) to:

c/o Ares Corporate Opportunities Fund II, L.P.
1999 Avenue of the Stars
Los Angeles, California 90067
Facsimile: 310-210-4170
Attention: David Kaplan

and

c/o Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario
M2M4H5
Facsimile: 416-730-5082
Attention: Lee Sienna
With a copy by Facsimile to: 416-730-3771
Attention: Legal Department

If to the Executive, to the address on file with the Company.

21.           No Obligation to Continue Employment.  This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Employer will employ the Executive for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Executive’s employment or compensation.

22.           Stockholders Agreement.  As a condition to the receipt of shares of Preferred Stock when the Option is exercised, the Executive shall execute and deliver a Stockholders Agreement or such other documentation which shall set forth certain restrictions on transferability of the shares of Preferred Stock acquired and such other terms or restrictions as the Committee shall from time to time establish.  Such Stockholders Agreement or other documentation shall apply to the Preferred Stock acquired under this Agreement and covered by such Stockholders Agreement or other documentation.  The Company may require, as a condition of exercise, the Executive to become a party to any other existing stockholder agreement or other agreement.

23.           Section 409A.  The Option constitutes “nonqualified deferred compensation”, as defined in Section 409A of the Code and regulations promulgated thereunder (“Code Section 409A”), to the Participant and is intended to comply with the requirements of Code Section 409A, and this Agreement shall be interpreted in accordance therewith.  Neither party individually or in combination may accelerate or defer the timing of the payment of any such nonqualified deferred compensation, except in a manner intended to comply with Code Section 409A and this Agreement, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Code Section 409A and this Agreement.  In no event whatsoever shall the Employer be liable for any additional tax, interest or penalty that may be imposed on the Participant as a result of Code Section 409A or any damages for failing to comply with Code Section 409A.

24.           WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties have executed this Agreement on June   , 2009, effective as of the date and year first above written.

GNC Acquisition Holdings Inc.

By:	/s/ Gerald J. Stubenhofer, Jr.
Name /s/ Gerald J. Stubenhofer, Jr.
Title Sr. V. President, Chief Legal Officer and Secretary

By:	/s/David Berg
David Berg